As filed with the Securities and Exchange Commission on August 15, 2000
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 FIND/SVP, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   13-2670985
--------------------------------------------------------------------------------
                     (I.R.S. employer identification number)

              625 Avenue of the Americas, New York, New York, 10011
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)

                      FIND/SVP, INC. 1996 Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Andrew P. Garvin
                                 FIND/SVP, Inc.
                           625 Avenue of the Americas
                            New York, New York 10011
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 645-4500
--------------------------------------------------------------------------------
          Telephone number, including area code, of agent for service.
                                   - copy to -
                                Howard S. Breslow
                              Breslow & Walker, LLP
                        100 Jericho Quadrangle, Suite 230
                             Jericho, New York 11753
                                 (516) 822-6505

================================================================================

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
  Title of securities to be        Amount to be      Proposed maximum      Proposed maximum          Amount of
          registered              registered(1)     offering price per    aggregate offering     registration fee
                                                           share                 price
------------------------------------------------------------------------------------------------------------------
Common Stock, par value              500,000(1)           $1.125(2)             $562,500                $148.50
$.0001 per share

===================================================================================================================

Total          $143.22

(1) Represents additional shares of common stock issuable under the FIND/SVP, Inc. 1996 Stock Option Plan (the "Plan"), by virtue of an amendment to the Plan increasing the number of shares issuable thereunder from 1,150,000 to 1,650,000. Also covered hereby are such additional shares as may be issuable in accordance with the terms of the Plan in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the 500,000 shares being registered.

(2) Estimated solely for the purpose of calculating the registration fee and calculated on the basis of the average of the bid and asked prices of the common stock on August 9, 2000, as reported by NASDAQ, in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                           INCORPORATION BY REFERENCE

          Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, FIND/SVP, INC. (the "Company") is hereby registering additional shares of Common Stock in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which previous registration statements have been filed with the Securities and Exchange Commission relating to the Plan, and such registration statements, as listed below, are incorporated by reference herein:

         Registration Statement on Form S-8 (Registration No. 333-22445) filed on February 27, 1997.

         Registration Statement on Form S-8 (Registration No. 333-68315) filed on December 11, 1998.


                             ADDITIONAL INFORMATION



          On July 10, 2000, the Company's Board of Directors approved an amendment to the Plan to increase the number of shares of common stock issuable thereunder from 1,150,000 to 1,650,000. On July 10, 2000, the Company's stockholders approved such amendment. Currently, there are options to purchase 834,650 shares of common stock issued and outstanding under the Plan.

ITEM 8. EXHIBITS
EXHIBIT                          DESCRIPTION              SEQUENTIALLY NUMBERED
                                                           PAGE WHERE LOCATED
4                    FIND/SVP, Inc. 1996 Stock Option             6
                     Plan, as amended through July 10,
                     2000

5                    Opinion of Breslow & Walker, LLP as          13
                     to the legality of the securities
                     being offered

23(a)                Independent Auditors' Consent - KPMG         14

23(b)                Independent Auditors' Consent -              15
                     Deloitte & Touche

23(c)                Consent of Breslow & Walker, LLP             --
                     (included in Exhibit 5)

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, as this 15th day of August, 2000.

                                FIND/SVP, Inc.

                                By: /s/ ANDREW P. GARVIN
                                    --------------------------------------------
                                    Andrew P. Garvin, President
                                    (Principal Executive Officer)


                                By: /s/ FRED GOLDEN
                                    --------------------------------------------
                                    Fred Golden, Vice President-Finance and
                                    Administration, Chief Financial Officer,
                                    Secretary and Treasurer (Principal Financial
                                    and Accounting Officer)



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                         TITLE              DATE

/s/ ANDREW P. GARVIN                             Director       August 15, 2000
----------------------------------------
            Andrew P. Garvin

/s/  BRIGITTE DE GASTINES                        Director       August 15, 2000
----------------------------------------
          Brigitte de Gastines

/s/ HOWARD S. BRESLOW                            Director       August 15, 2000
----------------------------------------
            Howard S. Breslow

/s/ FREDERICK H. FRUITMAN                        Director       August 15, 2000
----------------------------------------
          Frederick H. Fruitman
                                                 Director       August 15, 2000
----------------------------------------
            Jean-Louis Bodmer
                                                 Director       August 15, 2000
----------------------------------------
              Eric Cachart

                                                                       Exhibit 4

                                 FIND/SVP, INC.
                             1996 STOCK OPTION PLAN
                       (AS AMENDED THROUGH JULY 10, 2000)


1.   PURPOSE OF PLAN

     The purpose of this 1996 Stock Option Plan (the "Plan") is to further the growth and development of FIND/SVP, INC. (the "Company") by encouraging and enabling employees, including officers, directors of and consultants and advisors to the Company, to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.

2.   SHARES OF STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Section 12 hereof, an aggregate of 1,650,000 shares of the common stock, par value $.0001 per share, of the Company ("Common Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the Company ("Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have been terminated) again be available for the purpose of the Plan.

3.   ADMINISTRATION

     (a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority in its discretion to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board of Directors may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Board of Directors in its sole discretion shall deem relevant. Subject to the express provisions of the Plan, the Board of Directors shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which options shall be evidenced, which shall not be inconsistent with the terms of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

     (b) The Board of Directors may, at its discretion, in accordance with the provisions of Article III, Section 11 of the Company's By-Laws, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, appoint from among its members a Stock Option Plan Committee (the "Committee"). Such Committee shall be composed of three or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, such Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding. No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

     (c) Any provision of the Plan to the contrary notwithstanding, options granted to eligible outside directors pursuant to Section 3(d) hereof shall be automatic, without any discretion on the part of the Board of Directors or the Committee, as the case may be, with respect to the grantee, the number of shares of Common Stock subject to such options, the term of the options or the exercise price of the options.

     (d) Throughout the term of the Plan, on the first business day of each year, each outside director of the Company shall be granted a Non-Incentive Stock Option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. For purposes of this section, fair market value shall mean (i) in the event that the Company's Common Stock is not listed on a national exchange, the closing bid price of the Company's Common Stock as quoted on NASDAQ on the day immediately preceding the date of grant, or (ii) in the event that the Company's Common Stock is also traded on an exchange, the higher of the NASDAQ price and the closing price of the Company's Common Stock on such exchange on the date of grant, or (iii) in the event that the Company's Common Stock is only traded on an exchange, the closing price of the Common Stock on the date of grant. Such options shall be immediately exercisable and expire five (5) years after the date of grant.

4.   PERSONS TO WHOM SHARES MAY BE GRANTED

     Options may be granted to persons who are, at the time of the grant, employees, including officers, directors of, or consultants or advisors to the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), and herein referred to as "Subsidiary"), including part-time employees, as the Board of Directors (or Committee) shall select from time to time from among those nominated by the Board of Directors (or Committee). For the purposes of this Plan, options may only be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i)

"Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the Code). Each option granted to a person who is solely a director of the Company or a Subsidiary on the date of the grant shall be designated a Non-Incentive Stock Option.

     The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are canceled in connection with the issuance of new options. The purchase price of the new options may be established by the Board of Directors (or Committee) without regard to the existing option price.

5.   OPTION PRICE

     (a) The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding and conclusive; provided, however, that in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the closing price of the Common Stock on the date on which the option is granted (if such Common Stock is listed on a national securities exchange); (ii) the closing bid prices as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant (if such Common Stock is not listed on such an exchange); and (iii) such other factors as the Board of Directors (or Committee) shall deem appropriate or which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date on which the Board of Directors (or Committee) shall by resolution duly authorize such option.

     (b) The aggregate fair market value (as defined above), determined at the time the Incentive Stock Options are granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

6.   EXERCISE OF OPTIONS

     (a) Subject to the provisions set forth in Sections 9, 10 and 11 hereof, no option shall be exercisable unless the holder thereof shall have been an employee, including an officer or director of the Company and/or a Subsidiary, from the date of the granting of the option until the date of exercise.

     (b) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in
Section 2 hereof.

          (c) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) a written representation and acknowledgement that at the time of such exercise it is his then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, that he knows that the Company is not obligated to register the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended, is available or the Company has registered the shares underlying the options, that the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration and (ii) payment in full of the purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to the optionee, or (e) by any combination of the methods of payment described in (a) through (d) above.

7.   TERM OF OPTIONS

     The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, that no option shall be exercisable for a period exceeding ten (10) years (five
(5) years in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) from the date the options are granted.

8.   NON-TRANSFERABILITY OF OPTIONS

     No option granted pursuant to this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge or otherwise transferable except by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the holder thereof only by such holder.

9.   TERMINATION OF SERVICES

     In the event that an employee or any other person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship without cause and other than by reason of death, disability or retirement at age 65, such holder may exercise such option at any time prior to the expiration date of the option or within three months after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. In the event that an employee or any other person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship for cause or by the voluntary resignation of the employee or other person to which an option has been granted, and other than by reason of death, disability or retirement at age 65, such options shall forthwith automatically terminate, lapse and expire. So long as the holder of an option shall continue to be in the employ, or continue to be a director, of the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position. Absence on leave approved by the employing corporation shall not be considered an interruption of employment for any purpose under the Plan. The granting of an option in any one year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

10.  RETIREMENT OR DISABILITY OF HOLDER OF OPTION

     If any person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of disability or retirement at age 65, such holder may exercise such option at any time prior to the expiration date of the option or within three months (one year in the case of termination by reason of disability) after the date of termination for such reason, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

11.  DEATH OF HOLDER OF OPTION

     If any person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary by reason of death, or a holder of an option shall die within three months after termination by reason of retirement at age 65 or otherwise, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by the laws of descent and distribution at any time prior to the expiration date of the option or within three months from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors deems it appropriate to make an adjustment, then (i) the aggregate number and class of shares that may be issued or transferred pursuant to

Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.

     Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

     In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger or consolidation, to exercise the option in whole or in part, as to shares vested as of the date of such transaction. Notwithstanding the above, any option exercise that would be prohibited but for this provision shall be effective only upon the closing of such transaction. Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining share subject to such option adjustment. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


13.  VESTING OF RIGHTS UNDER OPTIONS

     Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or Committee) or the shareholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.

14.  RIGHTS AS A SHAREHOLDER

     A holder of an option shall have no rights of a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.

15.  TERMINATION AND AMENDMENT

     The Board of Directors may, at any time, terminate or suspend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.

16.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

     Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

17.  INDEMNIFICATION

     In addition to such other rights of indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

18.  EFFECTIVE DATE

     The Plan shall become effective on January 29, 1996 upon its approval by vote of the holders of shares of capital stock of the Company entitled to vote thereon and shall terminate on the close of business on January 28, 2006 and no option may be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

                                                                       Exhibit 5





                                           August 9, 2000



Board of Directors
FIND/SVP, Inc.
625 Avenue of the Americas
New York, NY 10011

Ladies and Gentlemen:

     It is our opinion that the sale of the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Cardiac Science, Inc. (the "Company") on Form S-8, which securities are to be offered to the Company's employees, directors, consultants and advisors pursuant to the Company's 1996 Stock Option Plan, will, when sold and paid for, be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit of the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Opinion" in the Company's prospectus.

                                                       Sincerely,

                                                       /s/ BRESLOW & WALKER, LLP
                                                       -------------------------
                                                       Breslow & Walker, LLP

The Board of Directors
FIND/SVP, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of FIND/SVP, Inc. for the issuance of 500,000 additional shares of common stock under the FIND/SVP, Inc. 1996 Stock Option Plan of our report dated February 22, 1999, relating to the consolidated balance sheet of FIND/SVP, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of FIND/SVP, Inc.




                                                              /s/ KPMG  LLP
                                                              -------------
                                                              KPMG LLP



New York, New York
August 11, 2000

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Find/SVP, Inc. on Form S-8 of our reports dated March 24, 2000, that have been incorporated by reference in Registration Statement No. 333-2245 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan), and that originally appear in the Annual Report on Form 10-K of Find/SVP, Inc. for the year ended December 31, 1999.



/s/  DELOITTE & TOUCHE LLP
--------------------------
Deloitte & Touche LLP
Stamford, Connecticut
August 9, 2000